As filed with the Securities and Exchange Commission on October 25, 1999
                          Registration No.  333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       HOME PROPERTIES OF NEW YORK, INC.
            (exact name of registrant as specified in its charter)

        Maryland                                 16-1455126
----------------------------                     ---------------
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification No.)

850 Clinton Square, Rochester, New York                14604
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                      HOME PROPERTIES OF  NEW YORK, INC.
                    AMENDED AND RESTATED STOCK BENEFIT PLAN
     --------------------------------------------------------------------
                           (Full title of the Plan)

                            Ann M. McCormick, Esq.
                 Vice President, Secretary and General Counsel
                       Home Properties of New York, Inc.
                              850 Clinton Square
                          Rochester, New York  14604
                                (716) 546-4900
-------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                          Deborah McLean Quinn, Esq.
                               Nixon Peabody LLP
                              900 Clinton Square
                          Rochester, New York  14604
                                 (716)263-1000

                        CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
 Title of                          Maximum        Maximum
 Securities                        Offering       Aggregate     Amount of
 to be            Amount to be     price per      Offering      Registration
 Registered       Registered       share*         Price*        Fee
 ---------------- ---------------- ------------- ------------- ---------------
 Common Stock      650,000**       $27.00        $17,550,000    $4,878.90
 $.01 par value

   * Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the closing price for the registrant's Common Stock on the New York Stock Exchange reported as of October 22, 1999.

**   Shares to be issued pursuant to stock options or restricted stock awards, or in settlement of stock appreciation rights, granted under the registrant's Amended and Restated Stock Benefit Plan, as amended.

Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.


                               EXPLANATORY NOTE

  This Registration Statement on Form S-8 relates to an amendment to the Home Properties of New York, Inc. Amended and Restated Stock Benefit Plan which increased the number of shares of common stock, $.01 par value per share (the "Common Stock"), to be issued thereunder by 650,000 shares. The contents of the Company's Registration Statement on Form S-8 (File No. 333-05705), filed with the Securities and Exchange Commission on June 11, 1996 (the "1996 S-8"), are hereby incorporated by reference pursuant to Instruction E to Form S-8.
The 1996 S-8 registered the Registrant's 1994 Stock Benefit Plan. That Plan was subsequently amended and restated and this Registration Statement relates to an amendment of the Amended and Restated Stock Benefit Plan. Also, pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 650,000 shares of Common Stock not previously registered.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 25th day of October, 1999.

                                    HOME PROPERTIES OF NEW YORK, INC.
                                               (Registrant)

                                  /s/ Amy L. Tait
                                  -------------------_
                                  Amy L. Tait, Executive Vice President

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed and Amy L. Tait, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                Title                      Date
--------------------     -------------------------- --------------

/s/ Norman P. Leenhouts  Director, Chairman and     October 25, 1999
-----------------------  Co-Chief Executive Officer
Norman P. Leenhouts      (Principal Executive Officer)

/s/ Nelson B. Leenhouts  Director, President and    October 25, 1999
-----------------------  Co-Chief Executive Officer
Nelson B. Leenhouts      (Principal Executive Officer)

/s/ Richard J. Crossed   Director, Executive Vice   October 25, 1999
-----------------------  President
Richard J. Crossed

/s/ Amy L. Tait          Director, Executive Vice   October 25, 1999
-----------------------  President
Amy L. Tait

/s/ David P. Gardner     Vice President, Chief      October 25, 1999
------------------------ Financial Officer and
David P. Gardner         Treasurer (Principal
                         Financial and Accounting
                         Officer)


/s/ Burton S. August, Sr. Director                  October 25, 1999
------------------------
Burton S. August, Sr.

/s/ William Balderston, III Director                October 25, 1999
-------------------------
William Balderston, III

/s/ Alan L. Gosule          Director                October 25, 1999
-------------------------
Alan L. Gosule

/s/ Leonard F. Helbig, III  Director                October 25, 1999
--------------------------
Leonard F. Helbig, III

/s/ Roger W. Kober          Director                October 25, 1999
---------------------------
Roger W. Kober

/s/ Albert P. Small         Director                October 25, 1999
---------------------------
Albert P. Small

/s/ Clifford W. Smith, Jr.  Director                October 25, 1999
---------------------------
Clifford W. Smith, Jr.

/s/ Paul L. Smith           Director                October 25, 1999
----------------------------
Paul L. Smith

                                 EXHIBIT INDEX

<CAPTION.
   Exhibit No.           Description                           Location
 ------------- ----------------------------------------------- -----------
    4.1        Home Properties of New York, Inc. Amended       Incorporated by
               and Restated Stock Benefit Plan                 reference to the
                                                               Form 8-K filed by Home
                                                               Properties of New York, Inc.
                                                               dated June 6, 1996

    4.2        Amendment Number One to Amended and             Filed herewith
               and Restated Stock Benefit Plan

    4.3        Articles of Amendment and Restatement of        Incorporated by
               Articles of Incorporation of Home Properties    reference to the Home
               of New York, Inc. Properties of New York, Inc.  Registration Statement on
                                                               Form S-11, File No. 33-78862
                                                               (the "S-11 Registration Statement")

    4.4        Articles of Amendment to the Articles of        Incorporated by reference
               Incorporation of Home Properties of New York,   to the Home Properties
               Inc.                                            of New York, Inc.  Registration
                                                               Statement on Form S-3, File No.
                                                               333-52601 filed May 14, 1998.

    4.5        Articles of Amendment to the Articles of        Incorporated by reference
               Incorporation of Home Properties of New York    to the Form 8-K filed by Home
               Inc.                                            Properties of New York, Inc.
                                                               dated July 2, 1999.

    4.6        Amended and Restated By-laws of Home Properties Incorporated by
               of New York, Inc.                               reference to
                                                               the S-11 Registration
                                                               Statement.

    5          Opinion of Ann M. McCormick, Esq. as to the     Filed herewith.
               legality of Common Stock

    23.1       Consent of Ann M. McCormick, Esq.               Included as part of
                                                               Exhibit 5.

    23.2       Consent of PriceWaterhouseCoopers LLP,          Filed herewith
               independent accountants